UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 19, 2005
TALX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805

(State or Other	(Commission File	(IRS Employer
Jurisdiction of	Number)	Identification Number)
Incorporation)

1850 Borman Court
St. Louis, Missouri 63146
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 214-7000
Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS
Form of Restricted Stock Agreement (Employee)
Form of Restricted Stock Agreement (Outside Director)

Item 1.01 Entry into a Material Definitive Agreement.
     On September 19, 2005, the Compensation Committee of our Board of Directors granted to certain employees, effective on September 21, 2005, a total of 36,800 shares of restricted stock under the TALX Corporation 2005 Omnibus Incentive Plan pursuant to award agreements with each of the recipients. Pursuant to the grant, on September 21 Mr. Canfield received 11,000 restricted shares, Mr. Graves received 2,400 restricted shares, and Messrs. Chaffin and Smith each received 1,400 restricted shares. The restricted shares vest annually on the anniversary of the effective date of the grant in equal parts over a five-year period, if not earlier forfeited, subject to accelerated vesting in the event of the recipient’s death or disability or a change of control (as defined in the plan) of TALX.
     On September 19, 2005, the Compensation Committee of our Board of Directors granted to our non-employee directors, effective on September 21, 2005, shares of restricted stock under the TALX Corporation 2005 Omnibus Incentive Plan pursuant to award agreements with each of the recipients. Pursuant to the grant, on September 21 our non-employee directors each received 2,000 restricted shares. The restricted shares vest annually on the anniversary of the effective date of the grant in equal parts over a three-year period, if not earlier forfeited, subject to accelerated vesting in the event of the recipient’s death or disability or a change of control (as defined in the plan) of TALX.
     The foregoing descriptions are only summaries of certain provisions of the restricted stock agreements and are qualified in their entirety by reference to the actual terms of such agreements, the forms of which are filed as exhibits to this Current Report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits. See Exhibit Index.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2005		TALX CORPORATION
By:
/s/ L. Keith Graves

L. Keith Graves
Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.39	Form of Restricted Stock Agreement (Employee)

10.40	Form of Restricted Stock Agreement (Outside Director)